UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2012 (September 28, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Revolving Credit Facility

On September 28, 2012, American Realty Capital Properties, Inc. (the “Company”) increased its aggregate commitments under its existing senior secured revolving credit facility with RBS Citizens, N.A. to $110.0 million. The Company’s borrowings under the credit facility are collateralized by 95 of the Company’s properties. Through an “accordion feature,” the Company may increase its total commitments under the credit facility to $150.0 million. The terms of the revolving credit facility are set forth in the Company’s Registration Statement on Form S-11 filed on September 22, 2011 and the credit agreement was filed as Exhibit 10.21 to such filing. The description of the revolving credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement, which is incorporated herein by reference.

Item 8.01. Other Events.

Property Acquisitions

On October 1, 2012, the Company announced that, on September 28, 2012, it closed on the acquisition of three CVS pharmacies located in Georgia (Alpharetta and Vidalia) and Nashville, Tennessee and an Iron Mountain information storage warehouse located in Columbus, Ohio for an aggregate contract purchase price of $9.5 million, exclusive of closing costs. The acquisitions were mainly funded by a draw from the Company’s revolving credit facility.

By purchasing these properties, the Company completed its acquisitions for the quarter ended September 30, 2012, totaling an aggregate contract purchase price of $25.7 million, exclusive of closing costs. The Company’s third quarter acquisitions increased the portfolio’s size, at cost, to $235.7 million, comprised of 124 properties.

The three CVS pharmacies contain an aggregate of 31,620 rentable square feet and are leased to wholly owned subsidiaries of CVS Caremark Corporation (NYSE: CVS), which carries an investment grade credit rating, as determined by major credit rating agencies. The Iron Mountain information storage warehouse contains 126,664 rentable square feet and is leased to a wholly owned subsidiary of Iron Mountain Incorporated (NYSE: IRM), which has an investment grade credit rating, as determined by a major credit rating agency.

A copy of the press release announcing the Company’s acquisition of three CVS pharmacies and an Iron Mountain information storage warehouse, which completed the Company’s third quarter acquisitions, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 1, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors